EXHIBIT 99.3

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: August 4, 2025

Gates Capital Management, L.P.
By: Gates Capital Management GP, LLC, its general partner
By: Gates Capital Management, Inc., its managing member

By:	/s/ Jeffrey L. Gates
Jeffrey L. Gates
President

Gates Capital Management GP, LLC
By: Gates Capital Management, Inc., its managing member

By:	/s/ Jeffrey L. Gates
Jeffrey L. Gates
President

Gates Capital Management, Inc.

By:	/s/ Jeffrey L. Gates
Jeffrey L. Gates
President

By:	/s/ Jeffrey L. Gates
Jeffrey L. Gates